UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2017

COLORSTARS GROUP

(Exact name of registrant as specified in its charter)

NEVADA	000-54107	06-1766282
(State or other jurisdiction of	Commission	(IRS Employer
incorporation or organization)	file number	Identification No.)

10F, No. 566 Jung Jeng Rd. Sindian City,

New Taipei City 231, Taiwan, R.O.C

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 336-6161

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On November 13, 2017, ColorStars Group (the “Company”) completed the sale of a total of 10,000,000 shares of Company common stock to 11 investors at a price per share of US $0.033 for a total of US $330,000 in proceeds to the Company. The sale of shares was made in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act. The Company’s reliance upon Section 4(2) of the Securities Act and Regulation D in selling the shares was based upon the following factors: (a) the sales of the shares were isolated private transactions by the Company which did not involve a public offering; (b) all 11 investors are accredited investors and were previously known to the Company; (c) there were no subsequent or contemporaneous public offerings of the shares by us; (d) the shares were not broken down into smaller denominations; and (e) the sales of shares were pursuant to a subscription agreement between each investor and the Company in which the investor acknowledge and agreed that the shares of Company common stock are characterized as “restricted securities” under the Securities Act.

The total number of outstanding shares of common stock of the Company as of November 13, 2017 after the above described sales of Company common stock is 90,274,515.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLORSTARS GROUP

Date: November 14, 2017	By:	/s/ Wei-Rur Chen
Wei-Rur Chen
Chief Executive Officer